UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 8, 2006

(Date of earliest event reported)

McDATA Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-31257	84-1421844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11802 Ridge Parkway, Broomfield, Colorado 80021

(Address of principal executive offices, including Zip Code)

(720) 558-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — Entry into a Material Definitive Agreement

In connection with the Agreement and Plan of Reorganization by and among Brocade Communications Systems, Inc., or Brocade; Worldcup Merger Corporation; and McDATA Corporation, or McDATA, dated as of August 7, 2006, or the Merger Agreement, McDATA has established a transaction retention plan, or the Retention Plan, to retain critical employees, including executive officers; provided, however, that McDATA may not grant awards of restricted stock to Section 16 officers under the Retention Plan. Subject to the terms of the Merger Agreement, retention awards may be granted under the Retention Plan at any time prior to the effective time of the merger. To the extent an executive officer is selected and voluntarily terminates his or her employment prior to the effective time of the merger, such executive officer’s retention benefits under the Retention Plan, if any, shall be forfeited and may be reallocated among other retention grant recipients, subject to applicable limitations set forth in the Retention Plan.

Pursuant to the Retention Plan, McDATA has selected the executive officers that will be eligible to receive retention benefits under the Retention Plan, subject to each executive officer’s satisfaction of the requirements of the Retention Plan. The retention benefits under the Retention Plan for the executive officers range from three months of base salary and target bonus to twelve months of base salary and target bonus, payable in a lump sum within 30 days of the effective time of the merger; provided, however, that certain executive officers have indicated their willingness to extend their employment with Brocade beyond the effective time of the merger with retention benefits as described below.

If an executive officer agrees to extend his or her employment with Brocade beyond the effective time of the merger, 50% of the retention benefits will be paid upon the effectiveness of the merger and 50% of the retention benefits will be payable in a lump sum upon the earliest to occur of the following:

•	the date that is six months following the effective time of the merger; and

•	the termination of such executive officer’s employment without “cause” (as defined in the Retention Plan).

Each executive officer’s benefits under the Retention Plan are contingent upon the executive officer’s:

•	execution of a release of claims; and

•	compliance with the confidentiality, non-compete, non-solicitation, proprietary information and inventions agreements, and/or other appropriate agreements.

Retention benefits under the Retention Plan are in addition to, and not in lieu of, any severance benefits under McDATA’s severance agreements.

Attached as Exhibit 99.1 hereto is the form of retention letter under the Retention Plan entered into between McDATA and the executive officers and certain other employees of McDATA dated August 8, 2006, which is hereby incorporated by reference into this Section 1.01.

For the executive officers, the estimated total Retention Plan payment amounts are as follows:

Name	Title	Estimated Retention Plan Payment
John A. Kelley, Jr.,	Chairman, President & CEO	$1,125,000
Todd Oseth	Executive VP & COO	$740,000
Scott A. Berman	Executive VP of Finance & CFO	$568,750
Thomas O. McGimpsey	Executive VP & CLO	$453,750
Michael J. Frendo	Senior VP of Engineering	$495,000
Adrian Jones	Senior VP of Worldwide Sales and Services	$410,000

ITEM 9.01 — Financial Statements and Exhibits

(d)	Exhibits

99.1	Form of Retention Letter dated August 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCDATA CORPORATION

By:	/s/ THOMAS O. MCGIMPSEY
Thomas O. McGimpsey
Executive Vice President and Chief Legal Officer

Dated: October 11, 2006